Exhibit 99.1

DTS Announces Strong Second Quarter 2007 Financial Results
Increases EPS Outlook; Repurchases $23M in Common Stock

Agoura Hills, Calif. — August 9, 2007— DTS, Inc. (Nasdaq: DTSI), today announced financial results for the second quarter ended June 30, 2007.

In the second quarter of 2007, DTS reported revenue from continuing operations of $12.9 million, an increase of 35% over revenue of $9.6 million reported in the second quarter of 2006. Income from continuing operations was $2.4 million or $0.13 per diluted share, compared to income from continuing operations of $1.0 million, or $0.06 per diluted share, reported in the second quarter of 2006. In the second quarter of 2007, stock-based compensation expense included in results from continuing operations, was $0.8 million, or $0.03 per diluted share net of tax, as compared to $0.6 million, or $0.02 per diluted share net of tax, in the second quarter of 2006.

The Company closed the quarter with cash, cash equivalents, and short-term investments of $102 million. During the second quarter, DTS purchased $3.7 million in common stock as part of its share repurchase program. Since the close of the quarter, DTS has purchased another $19.0 million, which completes the one million share repurchase authorized by the Company’s board of directors in August 2006.

“We are pleased to report a strong revenue increase, improved operating margins of 23%, and a significant bottom line contribution in the quarter,” commented Jon Kirchner, president and CEO of DTS, Inc. “The strength in our business was a function of increasing activity from the HD-DVD and Blu-ray Disc formats, which represented 12% of total revenue, as well as solid contributions from the auto market.

“The high-definition formats are continuing to gain momentum as consumer equipment manufacturers accelerate product releases and reduce prices, which we expect will drive additional consumer demand through the holiday season. We also believe that recent price reductions on game consoles will drive stronger unit sales in the coming quarters. Importantly, PC manufacturers are beginning to offer more products containing HD or Blu-ray drives. In the broadcast and other emerging markets, we continue to make progress and are investing in future opportunities.

“We are working toward the sale of our digital cinema business by the end of the year.

“In summary, we are very pleased with our second quarter accomplishments and, given our stronger operating results, are increasing our EPS outlook for the year. We continue to be optimistic about our future growth prospects and are confident that we will benefit from the accelerating transition to high definition entertainment. We have been repurchasing shares in the open market, which reflects our confidence in the long-term value of our business,” concluded Kirchner.

Business Outlook

The Company continues to expect revenue from continuing operations for fiscal year 2007 to be in the range of $53 to $58 million. The Company now expects operating margins from continuing operations for the year to be in the range of 20% to 23%. As a result, the Company expects earnings per diluted share from continuing operations for the year to be in the range of $0.47 to $0.51, up from its previous guidance of $0.40 to $0.47 per diluted share.

Conference Call Information

DTS will broadcast a conference call today, Thursday, August 9, 2007, starting at 2:00 p.m. Pacific Daylight Time. The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:00 p.m. PDT on August 9, 2007 through August 13, 2007, by dialing 800-405-2236 and entering the passcode 11093869. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11093869.

About DTS

DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software. DTS audio products are featured on more than 27,000 motion picture screens worldwide. Additionally, DTS provides imaging technology and services for the motion picture industry. In February 2007, DTS announced its intent to focus exclusively on licensing branded entertainment technology and that it intends to sell its DTS Digital Cinema business, which is comprised of DTS’ cinema audio, digital images and digital cinema activities. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Ireland, Italy, Canada, Hong Kong, Japan and China. For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contact:	Press Contact:

Erica Abrams	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-5864	DTS
erica@blueshirtgroup.com	818-706-3525
kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of the non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	June 30,
	2006	2007

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,392	$18,677
Short-term investments	94,368	83,769
Accounts receivable, net of allowance for doubtful accounts of $48
and $100 at December 31, 2006 and June 30, 2007, respectively	2,550	6,662
Deferred income taxes	7,059	7,059
Prepaid expenses and other current assets	1,525	1,562
Income taxes receivable, net	2,244	2,466
Assets of discontinued operations held for sale	11,290	8,925
Total current assets	133,428	129,120
Property and equipment, net	5,982	5,393
Intangible assets, net	1,852	1,655
Deferred income taxes	305	2,394
Other assets	989	1,968
Assets of discontinued operations held for sale	25,644	27,792
Total assets	$168,200	$168,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,142	$821
Accrued expenses and other current liabilities	3,832	4,643
Liabilities of discontinued operations held for sale	7,944	6,184
Total current liabilities	12,918	11,648
Other long-term liabilities	-	1,750
Liabilities of discontinued operations held for sale	1,466	1,253

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2006 and June 30, 2007; no shares issued and outstanding	-	-
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2006 and June 30, 2007; 18,024 and 18,145 shares
issued and outstanding at December 31, 2006 and June 30, 2007, respectively	2	2
Additional paid-in capital	129,549	135,021
Treasuary stock, at cost	-	(3,680)
Accumulated other comprehensive income	-	33
Retained earnings	24,265	22,295
Total stockholders' equity	153,816	153,671

Total liabilities and stockholders' equity	$168,200	$168,322

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(Unaudited)

Revenue	$9,580	$12,911	$30,262	$25,519
Cost of revenue	532	299	941	554
Gross profit	9,048	12,612	29,321	24,965
Operating expenses:
Selling, general and administrative	7,044	8,022	14,310	16,094
Research and development	1,733	1,666	3,311	3,270
Total operating expenses	8,777	9,688	17,621	19,364
Income from operations	271	2,924	11,700	5,601
Interest and other income, net	1,246	871	2,306	1,227
Income from continuing operations before income taxes	1,517	3,795	14,006	6,828
Provision for income taxes	507	1,432	6,331	2,482
Income from continuing operations	1,010	2,363	7,675	4,346
Income (loss) from discontinued operations, net of tax	873	(3,021)	1,215	(5,769)
Net income (loss)	$1,883	$(658)	$8,890	$(1,423)

Earnings per share - basic:
Income from continuing operations	$0.06	$0.13	$0.44	$0.24
Discontinued operations, net of tax	0.05	(0.17)	0.07	(0.32)
Net income (loss)	$0.11	$(0.04)	$0.51	$(0.08)

Earnings per share - diluted:
Income from continuing operations	$0.06	$0.13	$0.42	$0.23
Discontinued operations, net of tax	0.04	(0.17)	0.07	(0.31)
Net income (loss)	$0.10	$(0.04)	$0.49	$(0.08)

Weighted average shares used to compute
net income (loss) per common share:
Basic	17,547	18,026	17,521	17,996
Diluted	18,340	18,698	18,316	18,685